UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 17, 2004

GOLDEN STATE VINTNERS, INC.

(Exact name of Registrant as specified in its charter)

Commission File No. 1-14305

DELAWARE	77-0412761
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

607 Airpark Road, Napa, California 94558

(Address of principal executive offices)

(707) 254-4900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Required FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release of March 17, 2004 announcing the receipt of a superior merger proposal and litigation regarding the O’Neill Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	99.1	Press release dated March 8, 2004 announcing the receipt of a superior merger proposal, and is named defendant in litigation to enjoin O’Neill Merger.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN STATE VINTNERS, INC.
(Registrant)

Dated: March 17, 2004	By: /s/ JOHN G. KELLEHER
John G. Kelleher
Duly Authorized Officer and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release dated March 17, 2004 announcing the receipt of a superior merger proposal, and is named defendant in litigation to enjoin O’Neill Merger.